UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2004

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.05. Costs Associated with Exit or Disposal Activities.

     On August 24, 2004, RadiSys Corporation determined that it would eliminate approximately 15 engineering and marketing positions in its Birmingham, UK office during the fourth quarter of 2004. RadiSys is planning on moving the work currently done by these employees to other RadiSys offices in Hillsboro, OR, Boca Raton, FL and Shanghai, China. This action aligns with the Company’s focus on providing more integrated hardware/software platform solutions to its customers. The Company believes the workforce reduction will result in approximately $400 — $500 thousand in cash severance expenses and $50 thousand in non-cash asset write-off expenses in the third and fourth quarters of 2004, and is expected to be complete by December 31, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION an Oregon corporation

Date: August 27, 2004	By:	/s/ Julia Harper

	Name:	Julia Harper

	Title:	Chief Financial Officer, Vice President Finance and Administration, and Secretary